Exhibit T3E-6


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                              CHAPTER 11
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PLANET HOLLYWOOD                        )           CASE NO. 99-3612(JJF)
INTERNATIONAL, INC., ET AL.             )
                                        )           Jointly Administered
                             Debtors.   )
                                        )
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                      BALLOT FOR ACCEPTING OR REJECTING THE
                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                    PLANET HOLLYWOOD INTERNATIONAL, INC. AND
                           CERTAIN OF ITS SUBSIDIARIES

                            BALLOT FOR CLASS 6 CLAIMS
                           (GENERAL UNSECURED CLAIMS)

PLEASE READ AND FOLLOW THE INSTRUCTIONS ON THIS BALLOT CAREFULLY. PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY DONLIN, RECANO & COMPANY, INC. (THE "BALLOTING AGENT") BY 5:00 P.M., EASTERN TIME, ON OR BEFORE JANUARY 14, 2000, IT WILL NOT BE COUNTED.

     Planet Hollywood International, Inc. and twenty-five of its subsidiaries that are debtors herein (the "Debtors") are soliciting your votes with respect to the Debtors' First Amended Joint Plan of Reorganization dated December 13, 1999 of Planet Hollywood International, Inc., and certain of its subsidiaries (the "Plan"). The Plan is further described in the Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan (the "Disclosure Statement"). On December 14, 1999, the United States District Court for the District of Delaware (the "Court") entered an order approving the Disclosure Statement as containing adequate information.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN, AND YOUR ELECTION REGARDING WHETHER TO BECOME PART OF THE CONVENIENCE CLASS:

     ITEM 1. PRINCIPAL AMOUNT OF GENERAL UNSECURED CLAIMS AS TO WHICH VOTES ARE CAST. This Ballot is cast by or on behalf of the Holder of $__________ in amount of General Unsecured Claims.

     ITEM 2. VOTE ON THE PLAN. The undersigned Holder of the amount of General Unsecured Claims set forth in Item 1 votes to (please check one box below):

               ACCEPT THE PLAN          REJECT THE PLAN
               ---------------          ---------------
                 /  /                      /  /

     Section 12.1 of the Plan, which is set forth in its entirety below, provides for a general release to be granted by each Holder of a Claim against, or Interest in, the Debtors. PLEASE READ THE TEXT OF SECTION 12.1 IN ITS ENTIRETY AND SECTION VIII OF THE DISCLOSURE STATEMENT WHICH DESCRIBES THE RELEASE PROVISIONS.

     12.1 [RELEASE BY CREDITORS]. On the Effective Date, each Holder of a Claim or Interest shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to Reorganized PHI, the other Reorganized Debtors, the Chapter 11 Cases or the Plan, except that no Releasees shall be released from acts or omissions which are the result of gross negligence or willful misconduct.

     For purposes of this section, the term "Releasees" shall have the following meaning as set forth in Section 12.1 of the Plan: (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtors, the Domestic Subsidiaries and the Foreign Subsidiaries, PROVIDED, HOWEVER, that in no event shall the Reorganized Debtors be deemed to have released any Releasee that asserts a Disputed Claim against the Debtors or the Reorganized Debtors from any claim, counter claim, defense or offset that may be asserted in connection with such claim; (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee each consultant, attorney, accountant or other representative or member (and each of such member's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives) of the Creditors' Committee, and (iii) the Holders of Old Senior Subordinated Notes Claims that are or were at any time members of the Unofficial Noteholders' Committee and, solely in their capacity as representatives of such Holders, each of such Holder's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives as well as attorneys and financial advisors to the Unofficial Noteholders' Committee, and their officers, directors, shareholders and employees.

     ITEM 3. CONVENIENCE CLASS ELECTION. The Plan provides that any Holder of a General Unsecured Claim in an amount greater that $2000 may voluntarily agree to reduce its Allowed Unsecured Claim amount to $2000 in exchange for being paid $2000 in Cash on the later of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Claim, or (iii) as otherwise provided by Order of the Court. If you wish to make this election, please check the following box:

          THE UNDERSIGNED HEREBY AGREES TO
          VOLUNTARILY REDUCE THE ALLOWED AMOUNT OF
          ITS CLASS 6 GENERAL UNSECURED CLAIM TO            /  /
          $2000 AND TO HAVE ITS CLAIM TREATED AS A
          CLASS 4 CONVENIENCE CLAIM UNDER THE
          PLAN.

     This will be your only opportunity to make this election.


     ITEM 4. By signing this Ballot, the undersigned certifies that the Holder has been provided with a copy of the Disclosure Statement, including all Exhibits thereto.

     ITEM 5. By signing this Ballot, the undersigned certifies that (i) the Holder of the General Unsecured Claims set forth in Item 1 has full power and authority to vote to accept or reject the Plan and, if applicable, to exercise the Convenience Class election set forth in Item 3, and (ii) the information set forth above is complete and correct in all respects. The undersigned also acknowledges that this solicitation of acceptance or rejection of the Plan is governed by all terms and conditions of the Plan and the description thereof in the Disclosure Statement.


                         Name:
                               -------------------------------------------
                                        (Print or Type)


                         -------------------------------------------------
                             Federal Tax I.D. No. or Social Security No.

                        Signature:
                                  ----------------------------------------

                        By:
                           -----------------------------------------------
                                           (If Appropriate)

                       Address:
                               -------------------------------------------

                       Street:
                              --------------------------------------------

                              --------------------------------------------
                                        City, State and Zip Code

                      Telephone Number: (     )
                                        ----------------------------------

                      Date Completed:
                                     -------------------------------------


                           INSTRUCTIONS FOR COMPLETING
                       THE GENERAL UNSECURED CLAIM BALLOT

     THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO ACCEPT OR REJECT THE PLAN, AND TO ELECT TO BECOME PART OF THE CONVENIENCE CLASS.

     The record date (the "Record Date") for purposes of determining which Holders of General Unsecured Claims are eligible to vote on the Plan is December 6, 1999. Only Holders of General Unsecured Claims in whose name such Claims are held on the Debtors' books on the Record Date, or who have timely filed a proof of claim against one or more of the Debtors, or any person who has obtained a properly completed proxy or power of attorney from such person are eligible to vote on the Plan.

     The Plan may be confirmed by the Court and thereby made binding on you if it is accepted by the Holders of two-thirds in amount and more than one-half in number of Claims in each Class voting on the Plan. In the event the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair and equal treatment to the Class or Classes rejecting it and otherwise satisfies the requirements of ss. 1129(b) of the Bankruptcy Code. If the Plan is confirmed by the Court, all Holders of General Unsecured Claims and any and all other Holders of other Claims against and Interests in the Debtors (including those who abstain or reject the Plan) will be bound by the confirmed Plan and the transactions contemplated thereby.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BALLOT IN THE ENCLOSED RETURN ENVELOPE TO:

IF BY MAIL                                   IF BY COURIER OR HAND

Planet Hollywood International,              Planet Hollywood International,
  Balloting                                   Balloting
c/o Donlin, Recano & Company, Inc.           c/o Donlin, Recano & Company, Inc.
P.O. Box 2034 Murray Hill Station            419 Park Avenue South Suite 1206
New York, New York 10156-0701                New York, New York 10016


     TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BALLOT SO THAT IT IS RECEIVED BY THE BALLOTING AGENT NO LATER THAN 5:00 P.M., EASTERN TIME, ON JANUARY 14,2000. ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED. YOUR ORIGINAL SIGNATURE IS REQUIRED ON THE BALLOT IN ORDER FOR YOUR VOTE TO COUNT.

     YOU MUST VOTE ALL OF YOUR CLAIMS WITHIN CLASS 6 UNDER THE PLAN EITHER TO ACCEPT OR REJECT THE PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN WILL NOT BE COUNTED.

     All capitalized terms used herein shall have the meanings ascribed to them in the Plan. To properly complete the Ballot, you must follow the procedures described below.

     (a) Make sure that the information required in Item 1 has been inserted; if you do not know the amount of your General Unsecured Claim, please contact the Balloting Agent;

     (b) Cast one vote to accept or reject the Plan by checking the proper box in Item 2. Your vote to accept the Plan is also your agreement to grant the release contained in Section 12.1 of the Plan;

     (c) If you elect to reduce the Allowed amount of your Claim to $2000 and be treated as a Holder of a Class 4 Claim, you MUST check the box in
          Item 3;

     (d) Sign the Ballot. Names of all joint Holders of Claims should be written even if signed by only one. If the General Unsecured Claim is held by a corporation, the Ballot should be executed in the name of the corporation by an authorized agent. If the General Unsecured Claim is held by a partnership, the Ballot should be executed in the name of the partnership by a general partner. If you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

     (e) RETURN YOUR BALLOT USING THE ENCLOSED RETURN ENVELOPE TO THE BALLOTING AGENT ACCORDING TO THE INSTRUCTIONS ABOVE. PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY 5:00 P.M. EASTERN TIME ON JANUARY 14, 2000. BALLOTS RECEIVED BY FACSIMILE TRANSMISSION WILL NOT BE COUNTED; and

     (f) This Ballot has been prepared to reflect the type of Claim you hold and the Class in which you are eligible to vote. Multiple Claims of the same type filed by a single Creditor or scheduled by the Debtors have NOT been aggregated and treated as one Claim for purposes of voting on the Plan. Accordingly, if you hold multiple Claims in the same Class, you may receive more than one Ballot for that Class. In addition, if you hold Claims in more than one Class, you may receive more than one Ballot, labeled for different Classes of Claims. Each Ballot votes only your Claims in the Class marked on the Ballot. You must vote a separate Ballot for each Class of Claims that you hold a Claim in. Your vote will be counted in determining acceptance or rejection of the Plan by a particular Class only if you fill out and return the Ballot labeled for that Class in accordance with the instructions on the Ballot.

IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, OR YOU BELIEVE THAT YOU ARE MISSING ANY MATERIALS FROM THE SOLICITATION PACKAGE OR IF YOU BELIEVE THAT YOU HAVE RECEIVED THE WRONG BALLOT, CONTACT DONLIN, RECANO & COMPANY, INC., THE BALLOTING AGENT, AT (212) 481-1411.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE BALLOTING AGENT AT (212) 481-1411.